LEGAL PROCEEDINGS

Since October 2003 Federated
 and related entities
collectively Federated
and various Federated funds
 Funds have been
named as defendants in
several class action lawsuits
 now pending in the United
States District Court for
 the District of Maryland
The lawsuits were purportedly
 filed on behalf of people
 who purchased owned andor
redeemed shares of
Federatedsponsored
mutual funds during specified
 periods beginning November
 1 1998 The suits are
generally similar in alleging
 that Federated engaged
in illegal and improper trading
 practices including market
 timing and late trading in
 concert with certain
institutional traders which
allegedly caused financial
 injury to the mutual fund
shareholders These lawsuits
 began to be filed shortly
 after Federateds first public
announcement that it had
received requests for
 information on shareholder
trading activities in the
 Funds from the SEC
 the Office of
the New York State Attorney
 General NYAG and other
authorities In that regard
on November 28 2005 Federated
 announced
that it had reached final
 settlements with the SEC
and the NYAG with respect
 to those matters
Specifically the SEC and NYAG
settled proceedings against
 three Federated subsidiaries
 involving undisclosed market
 timing arrangements and late
 trading The SEC
made findings that Federated
 Investment Management Company
FIMC an SECregistered
investment adviser to
 various Funds and
Federated Securities Corp
 an SECregistered brokerdealer
 and distributor for the
Funds violated provisions
 of the Investment
Advisers Act and Investment
 Company Act by approving
 but not disclosing three
market timing arrangements
or the associated
conflict of interest between
 FIMC and the funds involved
 in the arrangements either
 to other fund shareholders
or to the funds
board and that Federated
Shareholder Services Company
formerly an SECregistered
transfer agent failed to
prevent a customer and
a Federated employee from
late trading in violation of
 provisions of the Investment
 Company Act The
NYAG found that such
conduct violated provisions
 of New York State law
Federated entered into the
settlements without
admitting or denying
the regulators
findings As Federated
previously reported in 2004
 it has already paid
 approximately 80 million
to certain funds as
determined by
an independent consultant
 As part of these settlements
 Federated agreed to pay
disgorgement and a civil
 money penalty in the
aggregate amount of an
additional 72 million
 and among other things
 agreed that it would not
 serve as investment
adviser to any
registered investment
 company unless i at
 least 75 of the funds
 directors
are independent of Federated
ii the chairman of each
such fund is independent of
 Federated iii no action
 may be taken by the
 funds board or any
committee thereof
unless approved
by a majority of the
independent
 trustees of the fund or
committee respectively
and iv the
 fund appoints a
senior officer who
reports to the
independent trustees
 and is responsible
 for monitoring
compliance by the fund with
 applicable laws
and fiduciary duties
and for managing the process
 by which management fees
charged to a fund are
approved The settlements
are described in
Federateds announcement
 which along with previous
 press releases and related
 communications on those
 matters is available in the
About Us section of
Federateds website at
FederatedInvestorscom
Federated and various Funds
 have also been named as
 defendants in several
 additional lawsuits
the majority of
which are now
pending in the United
States District Court
 for the Western District
 of Pennsylvania alleging
 among other things
 excessive advisory
and Rule 12b1 fees
The board of the Funds
has retained the law firm
 of Dickstein Shapiro LLP
to represent the Funds
 in these lawsuits
 Federated and
the Funds and their
respective counsel are
reviewing the allegations
 and intend to defend
this litigation Additional
 lawsuits based
upon similar allegations
 may be filed in the future
The potential impact of
these lawsuits all of
which seek unquantified
damages attorneys fees
and expenses and future
 potential similar suit
s is uncertain Although
 we do not believe that
 these lawsuits will have
a material adverse effect
 on the Funds there can
be no assurance that
these suits ongoing
adverse publicity
andor other
developments resulting
from the regulatory
investigations will not
 result in increased
Fund redemptions
reduced sales of Fund shares
or other adverse
consequences for the Funds